United States

Securities and Exchange Commission

Washington, DC 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2012

FEDERAL SIGNAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-6003	36-1063330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1415 W. 22nd Street, Oak Brook, Illinois		60523
(Address of Principal Executive Offices)		(Zip Code)

(630) 954-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Execution of a Material Definitive Agreement

A.	ABL Revolving Credit Facility

On February 22, 2012, Federal Signal Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”), by and among the Company, as borrower, the lenders identified on the signature pages thereof (the “Facility Lenders”), General Electric Capital Corporation, as a co-collateral agent, and Wells Fargo Capital Finance, LLC, as administrative agent and co-collateral agent, providing the Company with a new $100 million secured credit facility (the “ABL Facility”).

Pursuant to the Credit Agreement, the ABL Facility is a five-year asset-based revolving credit facility pursuant to which up to $100 million initially will be available, with the right, subject to certain conditions, to increase the availability under the facility by up to an additional $25 million. The Credit Agreement provides for loans and letters of credit in an amount up to the aggregate availability under the facility subject to meeting certain borrowing base conditions, with a sub-limit of $50 million for letters of credit. Borrowings under the ABL Facility bear interest, at the Company’s option, at a base rate or a LIBOR rate, plus, in each case, an applicable margin set forth in the Credit Agreement. The applicable margin ranges from 1.00% to 2.75% for base rate borrowings and 1.75% to 3.50% for LIBOR borrowings. The Company must also pay a commitment fee to the Facility Lenders equal to 0.50% per annum on the unused portion of the ABL Facility along with other standard fees. Letter of credit fees are payable on outstanding letters of credit in an amount equal to the applicable LIBOR margin plus other customary fees.

The Company is allowed to prepay in whole or in part advances under the ABL Facility without penalty or premium other than customary “breakage” costs with respect to LIBOR loans.

The Credit Agreement contains customary representations and warranties applicable to the Company and its subsidiaries. It also contains a requirement that the Company, on a consolidated basis, maintain a minimum monthly fixed charge coverage ratio, along with other customary restrictive covenants, certain of which are subject to materiality thresholds, baskets and customary exceptions and qualifications. These restrictive covenants include limitations on the ability of the Company and its subsidiaries to, among other things, form or acquire subsidiaries, incur indebtedness, create liens, enter into a merger, consolidation, reorganization or recapitalization, dispose of assets, pay dividends, cause or permit a change of control, make investments, enter into affiliate transactions or issue equity interests.

The Credit Agreement also contains customary events of default including, without limitation, non-payment of obligations, non-performance of covenants and obligations, material judgments, bankruptcy or insolvency, default on other material debt, breaches of representations and warranties, limitation or termination of any guarantee with respect to the Credit Agreement, impairment of security or invalidity or unenforceability of documentation or liens related to the Credit Agreement.

The obligations under the Credit Agreement are secured by (i) a first priority security interest in the Company’s and its domestic subsidiaries’ accounts, inventory, chattel paper, payment intangibles, cash and cash equivalents and other working capital assets (the “ABL First Priority Collateral”) and (ii) a second priority security interest in all other now or hereafter acquired domestic property and assets, the stock or other equity interests in each of the domestic subsidiaries and certain of the first-tier foreign subsidiaries, subject to certain exclusions.

The Company’s obligations under the Credit Agreement are guaranteed by certain of the Company’s non-dormant domestic subsidiaries pursuant to a guaranty dated as of February 22, 2012.

B.	Term Loan

On February 22, 2012, the Company also entered into a Financing Agreement (the “Financing Agreement”) by and among the Company, certain subsidiaries of the Company, as guarantors, the lenders party thereto (the “Term Lenders”) and TPG Specialty Lending, Inc., as administrative agent, collateral agent and sole lead arranger, pursuant to which the Term Lenders agreed to provide the Company with a $215 million term loan (the “Term Loan”).

Pursuant to the Financing Agreement, the Term Loan is a five-year single advance, secured term loan maturing February 22, 2017. The Term Loan will bear interest, at the Company’s option, at a base rate or LIBOR rate, plus, in each case, an applicable margin set forth in the Financing Agreement. The applicable margin ranges from 9.00% to 10.00% for base rate borrowings and 10.00% to 11.00% for LIBOR borrowings. The Company is required to pay certain customary fees in connection with the Term Loan.

Mandatory prepayments, subject to customary exceptions and baskets, are required in the event of equity issuances, debt issuances, excess cash flow, asset sales, tax refunds and other extraordinary receipts and upon receipt of insurance reimbursements and condemnation proceeds.

The Term Loan is non-callable for the first 12 months of the term and is subject to the following prepayment premium: (i) 2.75% in months 13-24, (ii) 2.00% in months 25-36, and (iii) nothing thereafter, provided, however, that these provisions are modified upon the occurrence of certain specified events.

The Financing Agreement contains customary representations and warranties and events of default. The Financing Agreement also requires the Company to comply with financial covenants related to the maintenance of a minimum monthly fixed charge coverage ratio, maximum capital expenditures, and maximum leverage ratio. The Financing Agreement contains other restrictive covenants which are substantively similar to those contained in the ABL Facility, certain of which are subject to materiality thresholds, baskets and customary exceptions and qualification.

The obligations under the Financing Agreement are secured by (i) a first priority security interest in all now or hereafter acquired domestic property and assets (excluding the ABL First Priority Collateral) and the stock or other equity interests in each of the domestic subsidiaries and certain of the first-tier foreign subsidiaries, subject to certain exclusions, and (ii) a second priority security interest in the ABL First Priority Collateral.

The Company’s obligations under the Financing Agreement are guaranteed by certain of the Company’s non-dormant domestic subsidiaries pursuant the Financing Agreement.

C.	Intercreditor Agreement

In connection with the ABL Facility and the Term Loan, Wells Fargo Capital Finance, LLC and General Electric Capital Corporation, as co-collateral agents for the Facility Lenders, and TPG Specialty Lending, Inc., as collateral agent for the Term Lenders, entered into an intercreditor agreement, dated February 22, 2012 (the “Intercreditor Agreement”), which was acknowledged by the Company. The Intercreditor Agreement governs the relative priorities (and certain other rights) of the Facility Lenders and the Term Lenders.

D.	Use of Proceeds of ABL Facility and Term Loan

The Company will use the proceeds from the ABL Facility and the Term Loan to:

(i)	repay outstanding balances under the Company’s existing $240 million secured revolving credit facility established pursuant to the Second Amended and Restated Credit Agreement (the “Existing Credit Agreement”), dated as of April 25, 2007, as amended, which was to mature on April 25, 2012;

(ii)	retire the Company’s private placement notes issued pursuant to the Note Purchase Agreement, dated as of June 1, 2009, as amended, and pursuant to the Master Note Purchase Agreement dated as of June 1, 2003, as amended (together, the “Note Purchase Agreements”);

(iii)	finance the ongoing general corporate needs of the Company and its subsidiaries; and

(iv)	pay fees and expenses associated with repayment of amounts due under the Existing Credit Agreement and the Note Purchase Agreements, including the payment of approximately $1.0 million in resulting breakage fees and premiums under the Existing Credit Agreement and Note Purchase Agreements, and pay fees and expenses associated with the ABL Facility and the Term Loan.

E.	Exhibits: Qualification and Confidentiality

The descriptions of the Credit Agreement, the Financing Agreement and the Intercreditor Agreement set forth above are qualified in their entirety by reference to the actual terms of each of such agreement, which are attached hereto as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and are incorporated herein by reference. Certain schedules and exhibits to the Credit Agreement, the Financing Agreement and the Intercreditor Agreement, respectively, have not been filed with such exhibits. The Company will furnish supplementally any omitted schedule or exhibit to the Securities and Exchange Commission (the “Commission”) upon request. Certain portions of the Credit Agreement and the Financing Agreement have been omitted from the descriptions contained in this Current Report on Form 8-K and certain portions of the versions of these agreements attached as Exhibits 10.1 and 10.2 have also been omitted pursuant to a Confidential Treatment Request that the Company filed with the Commission at the time of filing this Current Report on Form 8-K.

The press release issued by the Company on February 22, 2012 in connection with these matters is attached as Exhibit 99.1.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On February 22, 2012, in connection with the execution of the Credit Agreement and the Financing Agreement discussed above, the Compensation and Benefits Committee of the Company awarded one-time cash bonuses in the amounts and to the officers listed below.

Name	Title	Cash Bonus Amount
Dennis J. Martin	President and Chief Executive Officer	$268,000

William G. Barker	Senior Vice President and Chief Financial Officer	$62,000

Jennifer L. Sherman	Senior Vice President, Chief Administrative Officer, General Counsel and Secretary	$80,000

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 2, 2011, the Company’s Board of Directors approved the dissolution of the Company’s Executive Committee (the “Executive Committee”) of the Board of Directors. On February 24, 2012, the Company’s Board of Directors implemented the dissolution by approving the amendment and restatement of the Company’s by-laws in order to delete Section 4.5 thereof, which provided for the existence of the Executive Committee, and to remove various other references to the Executive Committee contained therein. The Amended and Restated By-laws of the Company, as amended to date are filed as Exhibit 3.1 attached hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated By-laws of the Company, as amended to date

10.1	Credit Agreement, dated as of February 22, 2012, by and among the Company, the lenders identified on the signature pages thereof, General Electric Capital Corporation, as a co-collateral agent and Wells Fargo Capital Finance, LLC, as administrative agent and a co-collateral agent

10.2	Financing Agreement, dated as of February 22, 2012, by and among the Company, certain Subsidiaries of the Company, as Guarantors, the Lenders from time to time party thereto, and TPG Specialty Lending, Inc., as administrative agent, collateral agent and sole lead arranger

10.3	Intercreditor Agreement, dated as of February 22, 2012, among Wells Fargo Capital Finance, LLC, as the ABL Agent, and TPG Specialty Lending, Inc., as the Term Agent

99.1	Press Release dated February 22, 2012

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Date: February 28, 2012	By:	/s/ William G. Barker III
William G. Barker, III
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated By-laws of the Company, as amended to date

10.1	Credit Agreement, dated as of February 22, 2012, by and among the Company, the lenders identified on the signature pages thereof, General Electric Capital Corporation, as a co-collateral agent and Wells Fargo Capital Finance, LLC, as administrative agent and a co-collateral agent

10.2	Financing Agreement, dated as of February 22, 2012, by and among the Company, certain Subsidiaries of the Company, as Guarantors, the Lenders from time to time party thereto, and TPG Specialty Lending, Inc., as administrative agent, collateral agent and sole lead arranger

10.3	Intercreditor Agreement, dated as of February 22, 2012, among Wells Fargo Capital Finance, LLC, as the ABL Agent, and TPG Specialty Lending, Inc., as the Term Agent

99.1	Press Release dated February 22, 2012